Industry Canada | Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT | **RAPPORT DE LA TRANSACTION ÉLECTRONIQUE**

ARTICLES OF INCORPORATION (SECTION 6) | **STATUTS CONSTITUTIFS (ARTICLE 6)**

Processing Type - Mode de Traitement:

1. **Name of Corporation - Dénomination de la société**

6109527 CANADA LTD.

2. **The province or territory in Canada where the registered office is to be situated - La province ou le territoire au Canada où se situera le siège social**

BRITISH COLUMBIA

3. **The classes and any maximum number of shares that the corporation is authorized to issue - Catégories et le nombre maximal d'actions que la société est autorisée à émettre**

The annexed Schedule 1 is incorporated in this form.
L'annexe 1 ci-jointe fait partie intégrante de la présente formule.

4. **Restrictions, if any, on share transfers - Restrictions sur le transfert des actions, s'il y a lieu**

The annexed Schedule 2 is incorporated in this form.
L'annexe 2 ci-jointe fait partie intégrante de la présente formule.

5. **Number (or minimum and maximum number) of directors - Nombre (ou nombre minimal et maximal) d'administrateurs**

Minimum: 1 Maximum: 10

6. **Restrictions, if any, on business the corporation may carry on - Limites imposées à l'activité commerciale de la société, s'il y a lieu**

The annexed Schedule 3 is incorporated in this form.
L'annexe 3 ci-jointe fait partie intégrante de la présente formule.

7. **Other provisions, if any - Autres dispositions, s'il y a lieu**

The annexed Schedule 4 is incorporated in this form.
L'annexe 4 ci-jointe fait partie intégrante de la présente formule.

8. **Incorporators - Fondateurs**

Name(s) - Nom(s)	Address (including postal code) - Adresse (inclure le code postal)	Signature
ALICIA CUMMING	1450 - 789 WEST PENDER STREET VANCOUVER, BRITISH COLUMBIA CANADA V6C 1H2	ALICIA CUMMING

Canada